EXHIBIT 99.1


                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Doyal Bryant and Richard Salpeter, hereby jointly certify as follows:

         a. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Life Petroleum, Inc. (the "Company");

         b. To the best of their knowledge, the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         c. To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period certified.


Date: June 24, 2003                 By: /s/ Doyal Bryant
                                        ----------------
                                        Doyal Bryant
                                        President and Chief Executive Officer



Date: June 24, 2003                 By: /s/ Richard Salpeter
                                        --------------------
                                        Richard Salpeter
                                        Chief Financial Officer